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Exhibit 23.0

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Evergreen Resources, Inc.
1401 17th Street, Suite 1200
Denver, Colorado 80202

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Registration Statements on Form S-8 (Files No. 333-48138, No. 333-92831 and No. 333-103937), Form S-3 (Files No. 333-86784 and 333-84442) and Form S-4 (File No. 333-86788) of our report dated February 14, 2003, relating to the Consolidated Financial Statements of Evergreen Resources, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ BDO SEIDMAN, LLP

Houston, Texas
March 27, 2003

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  Exhibit 23.0